Exhibit 5.1

November 8, 2019

Hawaiian Electric Industries, Inc.

1001 Bishop Street, Suite 2900

Honolulu, Hawaii 96813

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

Hawaiian Electric Industries, Inc., a Hawaii corporation (the “Company”), is filing a Registration Statement on Form S-3 (together with all exhibits thereto, the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”) in accordance with the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration by the Company of 3,250,000 shares of the Company’s common stock, without par value (the “Shares”), which number includes 2,234,698 shares of the Company’s common stock that were previously registered on a Registration Statement on Form S-3D, which was filed with the SEC on October 5, 2017 (File No. 333-220842). The Shares may be offered and sold from time to time through the Company’s Dividend Reinvestment and Stock Purchase Plan, as amended and restated to date (the “Plan”). This opinion letter is furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. §229.601(b)(5), in connection with the Registration Statement, and no opinion is expressed or may be implied herein as to any matter pertaining to the contents of the Registration Statement other than as to the valid issuance of the Shares.

As the basis for the opinions hereinafter expressed, I have examined originals or copies, certified or otherwise identified to my satisfaction, of: (i) the Registration Statement; (ii) the Plan; (iii) the Amended and Restated Articles of Incorporation and the Amended and Restated By-Laws of the Company, each as amended to date; (iv) the resolutions of the Board of Directors of the Company, dated as of October 31, 2019, relating to the adoption of the Plan, the authorization of the filing of the Registration Statement and the issuance, offering and sale of the Shares; and (v) a Certificate of Good Standing for the Company, dated as of November 4, 2019, issued by the Hawaii Department of Commerce and Consumer Affairs — Business Registration Division. To the extent that I have deemed appropriate or necessary as a basis for the opinions set forth herein, I have also examined originals or copies, certified or otherwise identified to my satisfaction, of other records, agreements and documents of the Company.

In my examination, I have assumed for the purposes of this opinion: (i) the legal capacity of all natural persons; (ii) the genuineness and authenticity of all signatures on original documents; (iii) the authenticity, accuracy and completeness of all documents reviewed as originals; (iv) the conformity to authentic, accurate and complete originals of all documents reviewed as copies of originals; and (v) the authenticity, accuracy and completeness of any certificates of public officials. I have also assumed that the registrar and transfer agent for the Shares will duly register each issuance of the Shares.

I am a member of the Bar of the State of Hawaii and the opinion expressed herein is limited in all respects to matters governed by the laws of the State of Hawaii.

Based on the foregoing and subject to the limitations, qualifications and assumptions set forth herein, I am of the opinion that all the Shares issued and sold through the Plan that are authorized but unissued shares of the Company’s common stock, when delivered and paid for as contemplated in the Registration Statement and the Plan, will be validly issued, fully paid and non-assessable.

I hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to me in the Registration Statement under the heading “Legal Matters.” In giving such consent, I do not admit that I am within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations promulgated thereunder by the SEC.

Very truly yours,

/s/ Kurt K. Murao
Kurt K. Murao
Vice President — Legal & Administration and
Corporate Secretary
Hawaiian Electric Company, Inc.